Exhibit 21

                                 NCT Group, Inc.
                                  Subsidiaries

       Business Segment

       Media Group
       -----------
         Distributed Media Corporation International Limited
         Distributed Media Corporation
            DMC Cinema, Inc.
            DMC HealthMedia Inc.
         NCT Audio Products, Inc.
         NCT Video Displays, Inc.

       Communications Group
       --------------------
         NCT Hearing Products, Inc.
            Pro Tech Communications, Inc.
            NCT Medical Systems, Inc.
         Noise Cancellation Technologies (Europe) Ltd.
         Midcore Software, Inc.
            Midcore Software Limited
         Artera Group, Inc.
            Artera Group International Limited
         ConnectClearly.com, Inc.

       Technology Group/Other
       ----------------------
         Advancel Logic Corporation
         NCT Muffler, Inc.
         Chaplin Patents Holding Company, Inc.
         NCT Far East, Inc.
         2020 Science Limited